Exhibit 99.1

Contacts:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Executive Vice President,

Chief Financial Officer and Chief Business Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS

SECOND QUARTER 2010 FINANCIAL RESULTS

SAN DIEGO, CA August 9, 2010 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the second quarter ended June 30, 2010.

ACADIA reported a net loss of $4.3 million, or $0.11 per common share, for the second quarter of 2010 compared to a net loss of $12.7 million, or $0.34 per common share, for the second quarter of 2009. For the six months ended June 30, 2010, ACADIA reported a net loss of $9.8 million, or $0.25 per common share, compared to a net loss of $27.7 million, or $0.75 per common share, for the comparable period of 2009.

At June 30, 2010, ACADIA’s cash, cash equivalents and investment securities totaled $34.3 million compared to $47.1 million at December 31, 2009. ACADIA continues to expect its existing cash resources and anticipated payments from its collaborations will be sufficient to fund its operations through the end of 2011.

“The first half of 2010 was focused on executing our broad development strategy designed to leverage the potential of pimavanserin over a range of neurological and psychiatric indications with large unmet medical needs together with our collaborative partner, Biovail,” said Uli Hacksell, Ph.D., Chief Executive Officer of ACADIA Pharmaceuticals. “We recently initiated a new Phase III trial in Parkinson’s disease psychosis and we are continuing to plan for a Phase II feasibility study in Alzheimer’s disease psychosis and a Phase III co-therapy trial in schizophrenia. We believe that pimavanserin along with ACADIA’s other product candidates position us with multiple attractive product and commercial opportunities providing significant growth potential.”

Revenues increased to $2.3 million for the second quarter of 2010 from $1.8 million for the second quarter of 2009. This increase was primarily due to increased revenues recognized from ACADIA’s collaboration with Biovail, which commenced in May 2009.

Research and development expenses decreased to $5.0 million for the second quarter of 2010, including $150,000 in stock-based compensation, from $12.0 million for the second quarter of 2009, including $283,000 in stock-based compensation. This decrease was primarily due to $5.0 million in lower external service costs, and cost savings from ACADIA’s restructuring implemented in October 2009. The decrease in external service costs was primarily attributable to lower clinical costs incurred on ACADIA’s Phase III program with pimavanserin for Parkinson’s disease psychosis.

General and administrative expenses decreased to $1.6 million for the second quarter of 2010, including $223,000 in stock-based compensation, from $2.7 million for the second quarter of 2009, including $333,000 in stock-based compensation. This decrease was primarily due to cost savings from ACADIA’s restructuring as well as reduced external service costs.

Conference Call and Webcast Information

ACADIA management will review its second quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-362-5158 for participants in the U.S. or Canada and 617-597-5397 for international callers (reference passcode 26512507). A telephone replay of the conference call may be accessed through August 23, 2010 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 50062090). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until August 23, 2010.

About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders. ACADIA is developing a portfolio consisting of four product candidates including pimavanserin, which is being developed for three separate neurological and psychiatric indications in collaboration with Biovail. These indications are Parkinson’s disease psychosis, which is in Phase III development, co-therapy for schizophrenia, which is in Phase III planning, and Alzheimer’s disease psychosis, for which ACADIA is planning to initiate a Phase II feasibility study. In addition to pimavanserin, ACADIA has a product candidate in Phase II development for chronic pain and a product candidate in Phase I development for glaucoma, both in collaboration with Allergan, as well as a product candidate in IND-track development for schizophrenia in collaboration with Meiji Seika Kaisha. All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs either alone or with a partner, including clinical trials, the benefits to be derived from ACADIA’s product candidates, including pimavanserin, the length of ACADIA’s cash runway, and ACADIA’s potential and opportunities. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, and collaborations with others, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2009 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Collaborative revenues	$2,297	$1,820	$4,430	$2,194

Operating expenses
Research and development (includes stock-based compensation of $150, $283, $379 and $504, respectively)	5,041	11,979	10,857	24,533
General and administrative (includes stock-based compensation of $223, $333, $475 and $687, respectively)	1,552	2,662	3,366	5,649

Total operating expenses	6,593	14,641	14,223	30,182

Loss from operations	(4,296)	(12,821)	(9,793)	(27,988)
Interest income, net	8	93	18	260

Net loss	$(4,288)	$(12,728)	$(9,775)	$(27,728)

Net loss per common share, basic and diluted	$(0.11)	$(0.34)	$(0.25)	$(0.75)

Weighted average common shares outstanding, basic and diluted	38,347	37,220	38,341	37,200

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June 30, 2010	December 31, 2009(1)
Assets
Cash, cash equivalents, and investment securities	$34,275	$47,060
Accounts receivable	2,930	507
Prepaid expenses and other current assets	1,113	906

Total current assets	38,318	48,473
Property and equipment, net	698	1,062
Other assets	150	145

Total assets	$39,166	$49,680

Liabilities and Stockholders’ Equity
Accounts payable, accrued expenses and other current liabilities	$6,589	$8,670
Current portion of deferred revenue	6,395	6,037

Total current liabilities	12,984	14,707
Long-term portion of deferred revenue	22,844	22,579
Other long-term liabilities	182	280

Total liabilities	36,010	37,566
Stockholders’ equity	3,156	12,114

Total liabilities and stockholders’ equity	$39,166	$49,680

(1)	The condensed consolidated balance sheet at December 31, 2009 has been derived from the audited financial statements at such date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.